Exhibit 5.2

OPINION OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

(EXHIBIT 5.2 TO FORM F-3)

212-373-3000

212-757-3990

June 18, 2024

Studio City International Holdings Limited

71 Robinson Road #04-03

Singapore, 068895

and

38th Floor, The Centrium

60 Wyndham Street

Central

Hong Kong

Amendment No. 4 to the Registration Statement on Form F-3

Ladies and Gentlemen:

In connection with Amendment No. 4 to the Registration Statement on Form F-3 (the “Registration Statement”) of Studio City International Holdings Limited, a Cayman Islands exempted company (the “Company”), filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the following securities of the Company (together, the “Company Securities”):

Studio City International Holdings Limited

A.

Class A ordinary shares, par value $0.0001 per share of the Company (including shares issued upon conversion of the Company Debt Securities or Company Preferred Shares, each defined below) (the “Company Ordinary Shares”);

B.	American depositary shares representing four shares of Company Ordinary Shares evidenced by depositary receipts (the “Company Depositary Shares”);

C.	preferred shares of the Company (the “Company Preferred Shares”);

D.	subscription rights to purchase Company Ordinary Shares (including Company Ordinary Shares represented by Company Depositary Shares, the “Company Subscription Rights”);

E.	warrants to purchase Company Ordinary Shares, including those represented by Company Depositary Shares, or Company Preferred Shares or any combination of them (the “Company Warrants”); and

F.	debt securities (the “Company Debt Securities”).

The Company Securities are being registered for offering and sale from time to time as provided by Rule 415 under the Act.

The Company Subscription Rights will be issued under subscription rights agreements, each between the Company and a subscription rights agreement agent to be identified in the applicable agreement (each, a “Subscription Rights Agreement”).

The Company Warrants are to be issued under warrant agreements, each between the Company and a warrant agent to be identified in the applicable agreement (each, a “Warrant Agreement”).

The Company Debt Securities are to be issued under an indenture to be entered into by and among the Company and the bank or trust company identified in such indenture as the trustee with respect to the Company Debt Securities (the “Company Debt Indenture”).

In connection with the furnishing of this opinion, we have examined original, or copies certified or otherwise identified to our satisfaction, of the following documents:

1. the Registration Statement.

2. the form of Company Debt Indenture, attached as Exhibit 4.5 to the Registration Statement.

Studio City International Holdings Limited

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate and copies of resolutions of the board of directors of the Company relating to the issuance of the Company Securities certified by the Company, and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the documents reviewed by us.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

We have also assumed, without independent investigation, that (i) the Company Debt Indenture will be duly authorized, executed and delivered by the parties to them in substantially the form filed as an exhibit to the Registration Statement and will be duly qualified under the Trust Indenture Act of 1939, as amended, (ii) each of the Warrant Agreements, the Subscription Rights Agreements and any other agreement entered into, or officer’s certificates or board resolutions delivered, in connection with the issuance of Company Warrants, Company Debt Securities or Company Subscription Rights will be duly authorized, executed and delivered by the parties to such agreements (such agreements and documents, together with the Company Debt Indenture, are referred to collectively as the “Operative Agreements”), (iii) each Operative Agreement, when so authorized, executed and delivered, will constitute a legal, valid and binding obligation of the parties thereto (other than the Company), (iv) the Company Warrants, the Company Subscription Rights and any related Operative Agreements will be governed by the laws of the State of New York, (v) in the case of Company Subscription Rights consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the legal, valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, (vi) the Company is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (vii) the Company has all corporate power and authority to execute and deliver, and perform its obligations under, the Operative Agreements, the Company Warrants, the Company Subscription Rights and the Company Debt Securities, (viii) the execution, delivery and performance of the Operative Agreements, the Company Warrants, the Company Subscription Rights and the Company Debt Securities by the Company does not violate any organizational documents of the Company or the laws of its jurisdiction of incorporation and (ix) the execution, delivery and performance of the Operative Agreements, the Company Warrants, the Company Subscription Rights and the Company Debt Securities and issuance of the Company Warrants, the Company Subscription Rights and the Company Debt Securities do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Studio City International Holdings Limited

With respect to the Company Warrants, the Company Subscription Rights and the Company Debt Securities of a particular series or issuance, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of the Company Warrants, the Company Subscription Rights and the Company Debt Securities to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of the Company, the laws of the State of New York and the Company’s jurisdiction of incorporation and any applicable Operative Agreement, (ii) the Company Warrants, the Company Subscription Rights and the Company Debt Securities will be duly authorized, executed, issued and delivered by the Company, and duly authenticated or delivered by the applicable trustee or agent, in each case, against payment by the purchaser at the agreed-upon consideration, and (iii) the Company Warrants, the Company Subscription Rights and the Company Debt Securities will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. When the specific terms of a particular issuance of Company Debt Securities (including any Company Debt Securities duly issued upon exercise, exchange or conversion of any Security in accordance with its terms) have been duly authorized by the Company and such Company Debt Securities have been duly executed, authenticated, issued and delivered, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such Company Debt Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2. When the specific terms of a particular issuance of Company Warrants have been duly authorized by the Company and such Company Warrants have been duly executed, authenticated, issued and delivered, such Company Warrants will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

3. When any Company Subscription Rights have been duly authorized, executed and delivered by Company, such Subscription Rights Agreements will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions expressed above as to enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) requirements that a claim with respect to any Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

Studio City International Holdings Limited

The opinions expressed above are limited to the laws of the State of New York. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP